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                                                                  EXHIBIT 10.11

                      SEPARATION AND SETTLEMENT AGREEMENT

        THIS SEPARATION AND SETTLEMENT AGREEMENT (the "Agreement") is made as of April 18, 1997, by and among Graphix Zone, Inc., a Delaware corporation ("GZ"), GZ Multimedia, Inc., a California corporation ("GZM"), StarPress, Inc., a Colorado corporation ("SP") (GZ, GZM and SP are collectively referred to as the "GZ Entities"), and Norman H. Block ("Block").

                                    RECITALS

        A. Block has been employed as a Director of each of the GZ Entities, as President of GZ, and as President, Chief Financial Officer and Secretary of each of GZM and SP. The parties to this Agreement mutually desire to sever the relationship between the GZ Entities and Block.

        B. The GZ Entities and Block have agreed to the terms and conditions set forth in this Agreement and the amounts set forth below.

                                   AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing promises and the provisions hereinafter set forth, the parties agree as follows:

        1. RESIGNATION AS DIRECTOR AND OFFICERS. Effective April 18, 1997, Block will deliver his signed letter confirming his resignation from his positions as a Director and officer of the various GZ Entities. Block will vacate his office at GZ no later than April 18, 1997. Block hereby promises and affirms that any information, computers (except as otherwise set forth in this Agreement), laptops, files, records, documents, business equipment or information of the GZ Entities, including but not limited to, handwritings, typewritings, printing, photostating, photographing, computer files, hard disk drive, tape, floppy disk, and every other means of recording upon any tangible thing, for communication or representation, including letters, pictures, sounds or symbols or any combination thereof, of the GZ Entities will not be retained, utilized, disseminated, or in any other manner disclosed by Block and Block will surrender possession of these items to whomsoever is designated by the GZ Entities.

        2. SEVERANCE PAYMENTS. Pursuant to the terms of this Agreement, GZ agrees to make the following scheduled severance payments to Block:

                a. On April 18, 1997, all accrued vacation pay through April 18, 1997, which vacation pay totals $12,850.32 less applicable withholdings.

                b. On July 18, 1997, $45,000.00 less applicable withholdings.

                c.      On August 18, 1997, $15,000.00 less applicable
withholdings.
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                d.      On September 18, 1997, $15,000.00 less applicable
withholdings.

                e. On October 18, 1997, $15,000.00 less applicable withholdings.

                f. GZ agrees to pay for the continuation of Block's medical and dental benefits for a period of six months from April 18, 1997.

        3. BLOCK'S PURCHASE OF PERSONAL COMPUTER, MONITOR AND OPTICAL DRIVE. Block agrees to purchase a personal computer, monitor and optical drive agreed upon by GZ and Block for the purchase price of $1.00.

        4. POST-EMPLOYMENT CONSULTING. Block will in good faith provide reasonable cooperation and assistance to GZ Entities subsequent to the effective date of this Agreement on an "as-needed" basis for a period of not less than six months, but only as requested by the GZ Entities or their attorneys.

        5. NON-DISCLOSURE AGREEMENT. Block by this Agreement promises, assets, and affirms not to disclose any confidential information which he learned while employed by or through the GZ Entities, including but not limited to, the contents, terms, or other proprietary information contained in customer lists, drawings, designs, plans, computer software and databases, financial information, operational, marketing activities or employment practices of the GZ Entities.

        6. INDEMNITY. The GZ Entities will to the extent authorized in their respective articles of incorporation and bylaws, defend, indemnify and hold harmless Block from and against any and all third-party claims, demands, causes of action, arbitration, litigation, administrative action, arising out of or reasonably related to Block's employment with or service to the GZ Entities. Block will not be indemnified for any claim that involves an allegation that all or a portion of this Agreement has been breached.

        7. RELEASE BY BLOCK. Except for the obligations and provisions set forth in this Agreement, Block hereby releases and discharges the GZ Entities, and their respective officers, directors, shareholders, parent corporations, subsidiary corporations, brother/sister corporations, successors, assigns, affiliates, employees, consultants and attorneys, from any and all agreements, obligations, claims, demands and causes of action which arise out of or relate to compensation or benefits relating to Block's employment by the GZ Entities. Block will not initiate, cooperate with, or participate in any litigation, claim, demand, arbitration or other proceeding of any kind in any form pertaining to any of the released claims set forth in this Agreement.

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        8.      RELEASE BY GZ ENTITIES.  Except for the obligations and
provisions set forth in this Agreement, each of the GZ Entities hereby releases and discharges Block from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses which arise out of or relate to compensation or benefits relating to Block's employment by the GZ Entities.

        9. BINDING OBLIGATION. This Agreement is intended by the parties to this Agreement to be a valid and legally binding obligation, enforceable against such parties in accordance with its terms. Neither the execution or delivery of this Agreement, nor the performance of any of their obligations pursuant to this Agreement, constitutes or will constitute a breach or violation of any contract, law, rule, order, decree, judgment, agreement, indenture, bylaw, certificate of incorporation or other instrument which the parties to this Agreement are legally bound.

       10. CONFIDENTIALITY. This Agreement and the transactions described herein are confidential. No party to this Agreement, or any party under the GZ Entities' or Block's respective control, including without limitation, employees, officers, directors, consultants, attorneys and agents, will disclose publicly a copy of all or any portion of this Agreement, or make any statement or disclosure pertaining to the financial transactions described in this Agreement, except as required by law or if necessary for the enforcement of this Agreement.

       11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

       12. ENTIRE AGREEMENT/AMENDMENT/WAIVER. This Agreement contains the entire and complete understanding between the parties concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded hereby. This Agreement may be amended, supplemented, modified or rescinded only through an express written instrument signed by all the parties or their respective successors and assigns. The parties may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but such waiver will not constitute a further or continuing waiver of any proceeding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required will not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future.

        13. SEVERABILITY. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity will not affect the validity of the remainder of this Agreement and, wherever possible, intent will be given to the invalid or unenforceable provision.




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        14.     FURTHER DOCUMENTS AND ACTS.  Each of the parties will cooperate in good faith with the others, and execute and deliver such further instruments and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated by this Agreement.

        15.     BENEFIT OF AGREEMENT.   This Agreement is for the sole and
exclusive benefit of the signatories hereto and nothing in this Agreement will be construed to give any person or entity other than the parties hereto any legal or equitable right, claim or remedy. Subject to the foregoing sentence, this Agreement will inure to the benefit of and will be binding upon the specific successors, assigns, personal representatives, estates, heirs and legatees of each of the parties.

        16. SIGNATORIES' AUTHORITY. Each of the individuals signing this Agreement represents and warrants to the others that he or she has the right, capacity, power and authority to sign this Agreement on his or her behalf, or on behalf of the corporation or other business entity for which he or she has signed, as the case may be, and to sign all other documents and perform all other acts as may be necessary in relation to this Agreement.

        17. COSTS. Each of the parties to this Agreement will pay its own costs and expenses relative to the negotiation and preparation of this Agreement.

        18. INTERPRETATION. This Agreement will be interpreted in accordance with California law and any action or proceeding concerning this Agreement will be brought and decided exclusively in Orange County, California. The prevailing party in any action, litigation or other dispute will be entitled to recover all of their costs, expenses, including without limitation, costs, attorneys' fees, postjudgment attorneys' fees and experts' fees.

        19.     INTERPRETATION.   The language in all parts of this Agreement
will be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for the convenience only and will not affect the construction or interpretation of any of the provisions herein.

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        20.     ARBITRATION.  All disputes involving or arising out of any alleged breach of this Agreement shall be resolved by final and binding arbitration without resort to a trial by jury. Issues of procedure, arbitrability, or confirmation of awards shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, except that court review of the arbitrator's award shall be that of an appellate court reviewing a decision of a trial judge sitting without a jury.


        IN WITNESS WHEREOF, this Agreement has been entered into as of the date first set forth above.




                                    GRAPHIX ZONE, INC., a Delaware corporation



                                    By:  /s/  DAVID J. HIRSCHHORN
                                        --------------------------------------
                                        David J. Hirschhorn


                                    GZ MULTIMEDIA, INC., a California
                                    corporation


                                    By:  /s/  DAVID J. HIRSCHHORN
                                        --------------------------------------
                                        David J. Hirschhorn


                                    STARPRESS, INC., a Colorado corporation



                                    By:  /s/ DAVID J. HIRSCHHORN
                                        --------------------------------------
                                        David J. Hirschhorn


                                    /s/ NORMAN H. BLOCK
                                    ------------------------------------------
                                    NORMAN H. BLOCK, an individual









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